UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 14, 2012

CORNERSTONE CORE PROPERTIES

REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-52566	73-1721791
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1920 Main Street, Suite 400

Irvine, California 92614

(Address of principal executive offices)

(949) 852-1007

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

INFORMATION TO BE INCLUDED IN THE REPORT

We previously filed a Current Report on Form 8-K on September 19, 2012 reporting our acquisition of a 150-bed skilled-nursing facility in Galveston County, Texas (the “Galveston Facility”) from Friendswood Realty, LP, a Texas limited partnership. We are filing this Current Report on Form 8-K/A to provide the financial information required by Item 9.01.

The Galveston Facility is being leased to Mason Friendswood OP, LLC, the lessee of the property prior to our acquisition, pursuant to a long-term triple net lease. The lease is guaranteed by Mason Friendswood OP, LLC, and personally by the principal of Mason Friendswood OP, LLC. We believe that the financial condition and results of operations of the primary guarantor, Mason Friendswood OP, LLC is most relevant to investors to evaluate the credit-worthiness of the guarantor of the lease. We have provided the audited financial statements of Mason Friendswood OP, LLC, below.

Item 9.01 Financial Statements and Exhibits	Page

(a)	Financial statements of businesses acquired.

1.	Mason Friendswood OP, LLC. DBA: Friendship Haven Healthcare and Rehabilitation Center

	I.	Independent Auditors’ Report	3
	II.	Balance Sheet as of December 31, 2011	4
	III.	Statement of Operations for the year ended December 31, 2011	5
	IV.	Statement of Changes in Members’ Equity for the year ended December 31, 2011	6
	V.	Statement of Cash Flows for the Year Ended December 31, 2011	7
	VI.	Notes to Consolidated Financial Statements	8

(b)	Pro forma financial information

1.	Cornerstone Core Properties REIT, Inc.

	I.	Unaudited Pro Forma Consolidated Financial Statements as of December 31, 2011 and for the year ended December 31, 2011	13
	II.	Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2011	14
	III.	Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2011	15
	IV.	Notes to Unaudited Pro Forma Consolidated Financial Statements as of December 31, 2011 and for the year ended December 31, 2011	16

(2)

INDEPENDENT AUDITORS’ REPORT

Board of Directors

Mason Friendswood OP, LLC

dba: Friendship Haven Healthcare and Rehabilitation Center

Friendswood, Texas

We have audited the accompanying balance sheet of Mason Friendswood OP, LLC dba: Friendship Haven Healthcare and Rehabilitation Center (the “Company”) as of December 31, 2011, and the related statements of operations, changes in members’ equity, and cash flows for the year ended December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mason Friendswood OP, LLC dba: Friendship Haven Healthcare and Rehabilitation Center as of December 31, 2011, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

Dallas, Texas

April 26, 2012

CliftonLarsonAllen LLP

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MASON FRIENDSWOOD OP, LLC

DBA: FRIENDSHIP HAVEN HEALTHCARE AND REHABILITATION CENTER

BALANCE SHEET
DECEMBER 31, 2011

ASSETS

CURRENT ASSETS
Cash and Cash Equivalents	$203,746
Accounts Receivable, Net:
Residents	837,744
Prepaid Expenses	12,565
Total Current Assets	1,054,055

PROPERTY AND EQUIPMENT
Leasehold Improvements	27,197
Equipment and Furniture	166,922
Total	194,119
Less: Accumulated Depreciation	31,542
Total Property and Equipment	162,577

OTHER ASSETS
Accounts Receivable, Related Party	417,263
Deposits and Other Assets	36,406
Total Other Assets	453,669

Total Assets	$1,670,301

LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
Accounts Payable, Trade	$677,101
Accounts Payable, Related Party	125,565
Management Fees Payable	35,907
Accrued Salaries and Payroll Taxes	187,403
Accrued Vacation	15,598
Accrued Real Estate Taxes	93,961
Other Current Liabilities	113,054
Total Current Liabilities	1,248,589

Total Liabilities	1,248,589

MEMBERS' EQUITY	421,712

Total Liabilities and Members' Equity	$1,670,301

See accompanying Notes to Financial Statements.

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MASON FRIENDSWOOD OP, LLC

DBA: FRIENDSHIP HAVE HEALTHCARE AND REHABILITATION CENTER

STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2011

REVENUE AND SUPPORT
Resident Services	$10,955,514
Other	10
Total Revenue and Support	10,955,524

OPERATING EXPENSE
Nursing	3,648,073
Ancillary Services	1,782,921
Dietary	611,828
Other Care Related	230,629
Laundry and Housekeeping	276,461
Plant Operations and Maintenance	436,693
Administrative and General, Property and Insurance	1,504,863
Total Operating Expense	8,491,468

INCOME FROM OPERATIONS BEFORE INTEREST, DEPRECIATION,
AMORTIZATION, MANAGEMENT FEE AND LEASE EXPENSE	2,464,056

Interest Expense	(2,614)
Depreciation and Amortization Expense	(13,678)
Management Fee Expense	(410,833)
Lease Expense - Based upon Lease Agreement	(986,052)

NET INCOME	$1,050,879

See accompanying Notes to Financial Statements.

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MASON FRIENDSWOOD OP, LLC

DBA: FRIENDSHIP HAVE HEALTHCARE AND REHABILITATION CENTER

STATEMENT OF CHANGES IN MEMBERS’ EQUITY

YEAR ENDED DECEMBER 31, 2011

	Retained	Accumulated	Members'
	Earnings	Distributions	Equity
BALANCE, JANUARY 1, 2011	$1,844,249	$(1,705,908)	$138,341

Net Income	1,050,879	-	1,050,879

Member Distributions	-	(767,508)	(767,508)

BALANCE, DECEMBER 31, 2011	$2,895,128	$(2,473,416)	$421,712

See accompanying Notes to Financial Statements.

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MASON FRIENDSWOOD OP, LLC

DBA: FRIENDSHIP HAVE HEALTHCARE AND REHABILITATION CENTER

STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2011

RECONCILIATION OF NET INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES
Net Income	$1,050,879
Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities:
Provision for Doubtful Accounts	217,683
Depreciation and Amortization	13,678
Change in Operating Assets and Liabilities:
Accounts Receivable	(410,266)
Other Current Assets	16,196
Accounts Payable and Accrued Expenses	188,418
Net Cash Provided by Operating Activities	1,076,588

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of Property and Equipment	(92,123)

CASH FLOWS FROM FINANCING ACTIVITIES

Net Payment to Related Parties	(417,263)
Distributions to Members	(767,508)
Net Cash Used by Financing Activities	(1,184,771)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(200,306)

Cash and Cash Equivalents - Beginning	404,052

CASH AND CASH EQUIVALENTS - ENDING	$203,746

See accompanying Notes to Financial Statements.

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MASON FRIENDSWOOD OP, LLC

DBA: FRIENDSHIP HAVEN HEALTHCARE AND REHABILITATION CENTER NOTES

TO FINANCIAL STATEMENTS

DECEMBER 31, 2011

NOTE 1	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Mason Friendswood OP, LLC (the “Company”) is a Texas limited liability company, incorporated in August 2008. The Company operates a 150-bed skilled nursing facility which commenced operations in September, 2008, in Friendswood, Texas.

As of December 31, 2011, the Company is managed by Mason Health, LLC, which is related to the Company through common members.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company is taxed as a partnership for federal income tax purposes. Accordingly, the Company does not pay federal income taxes and no provision for federal income taxes is included in these financial statements. The members are liable for individual federal income taxes on their proportionate share of the Company’s income.

The Company follows the accounting standard for income taxes in evaluating uncertain tax positions. The Company’s income tax returns are subject to review and examination by federal, state, and local authorities. The tax returns for the years from 2008 to 2011 are open to examination by federal, state, and local taxing authorities.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash and cash equivalents. The Company invests in cash primarily in deposits with financial institutions. At times such investments may be in excess of the FDIC insurance limit.

Accounts Receivable

The Corporation provides an allowance for bad debts using the reserve method. Services are sold on an unsecured basis. Accounts that are past due by more than 120 days are individually analyzed for collectability. In addition, an allowance is provided for other accounts when a significant pattern of collectability has occurred. When all collection efforts have been exhausted, the Company writes off the account against the related allowance. At December 31, 2011 the allowance for uncollectible accounts was approximately $723,000.

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MASON FRIENDSWOOD OP, LLC

DBA: FRIENDSHIP HAVEN HEALTHCARE AND REHABILITATION CENTER NOTES

TO FINANCIAL STATEMENTS

DECEMBER 31, 2011

NOTE 1	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided over the estimated useful life of each depreciable asset and is computed on the straight-line method. Improvements to facilities under operating leases are amortized on the straight-line method over the remaining term of the lease, or useful life of depreciable asset, whichever is shorter. Amortization is included in depreciation and amortization in the financial statements.

Expenditures for major renewals and settlements that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation expense for the year ended December 31, 2011 was

$13,475.

Resident Services Revenue and Third Party Reimbursement Agreements

Resident services revenue includes room charges and ancillary services to residents and is recorded at established billing rates net of contractual adjustments resulting from agreements with third-party payors.

Provisions for estimated third-party payor settlements are provided in the period the related services are rendered. Differences between the estimated amounts accrued and interim and final settlements are reported in operations in the year of settlement.

Medicaid

The Company participates in the Medicaid program that is administered by the Texas Health and Human Services Commission. Payments are established based on prospective rates. The Company is required to file annual Medicaid cost reports which are subject to audit by the Texas Health and Human Services Commission. Adjustments to these reports may retroactively affect payment rates.

Medicare

The Medicare program is administered by the Centers for Medicare and Medicaid Services (CMS). The Medicare program pays under the Medicare Prospective Payment System (PPS), a per diem based system, for residents who are Medicare eligible.

Nursing facilities licensed for participation in the Medicare and Medical Assistance programs are subject to annual licensure renewal. In the event a nursing facility is not in substantial compliance with the requirements of participation, CMS may impose sanctions and penalties during the period of noncompliance. Such a payment ban would have a negative impact on the revenues of the nursing facilities.

Payor Mix Percentages

Approximately 46% and 34% of resident services revenue for the year ended December 31,

2011 are from participation in the Medicare and Medicaid program, respectively.

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MASON FRIENDSWOOD OP, LLC

DBA: FRIENDSHIP HAVEN HEALTHCARE AND REHABILITATION CENTER NOTES

TO FINANCIAL STATEMENTS

DECEMBER 31, 2011

NOTE 1	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Subsequent Events

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through April 26, 2012, the date the financial statements were available to be issued.

NOTE 2	DISTRIBUTIONS

During the year ended December 31, 2011, the Company made cash distributions, net of repayments of and contributions to capital and notes receivable, to members totaling

$767,508. These distributions were made to provide cash flow to each member to pay income taxes related to corporate profits for the year and provide a return on their investment.

NOTE 3	LINE OF CREDIT

The Company is party to a revolving line of credit (the “RLOC”) with Oxford Finance, LLC totaling $5,000,000. The revolving line of credit is cross collateralized by substantially all of the assets of the Company as well those of Mason Dessau OP, LLC, RWS Weatherford OP, LLC, Mason Coppell OP, LLC, Mason Georgetown OP, LLC., Mason Round Rock, LLC and Mason Health, LLC (the “Managed Group”) and is personally guaranteed by the majority shareholder. The line of credit carries an interest rate equal to the 90-day LIBOR rate (with a floor of 2.50%) plus 4.5% (7.00% effective rate at December 31, 2011), and matures in September 2015. In addition, the RLOC also carries a 1.00% management fee for the full borrowing base and a .50% fee for the amounts not borrowed.

Funds received from eligible accounts receivable are swept into an account maintained by Mason Health, LLC, and utilized to pay down the RLOC on a daily basis. On a weekly basis, Mason Health, LLC determines the amount of borrowing required for each of the Managed Group members, and the amount allocated to each member is advanced to their respective cash accounts, up to the total maximum eligible borrowing limit. The cash of the Company is not held by Mason Health, LLC. Dependent upon the timing of cash swept to Mason Health, LLC and the borrowing needs, each member of the Managed Group may have a receivable or payable based upon the terms of this RLOC. At December 31, 2011, the total borrowing for the Managed Group under this RLOC was $2,619,353. At December 31, 2011, $417,263 of the Company’s excess funds had been used to pay down the RLOC and is reported as accounts receivable, related party on the balance sheet.

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MASON FRIENDSWOOD OP, LLC

DBA: FRIENDSHIP HAVEN HEALTHCARE AND REHABILITATION CENTER NOTES

TO FINANCIAL STATEMENTS

DECEMBER 31, 2011

NOTE 4	RELATED PARTY TRANSACTIONS

Management Agreement

The Company had an agreement to be managed by Mason Health, LLC, which the Company has common ownership with. Under the terms of this agreement, Mason Health, LLC performs management and accounting services for the Company. In return, the Company is to pay 3.75% of gross revenue for these services provided payable monthly. The Company owes $35,907 of management fees payable to Mason Health, LLC as of December 31, 2011. Fees incurred under this management agreement were $410,833 for the year ended December 31, 2011. This management agreement with Mason Health, LLC was terminated on February 1, 2012. Effective that date, the Company is now managed by a separate party, HMG Services, LLC. Under the terms of that management agreement, the Company will pay 3.75% of gross revenues for management services.

Other

The Company also participates in consolidated bill payment with members of the Managed Group. Payments are made for workers compensation, heath, commercial and property insurance by one member of the Managed Group and related party payables or receivables are incurred for the other members. The Company has advances payable from the Managed Group in the amounts of $125,565 as of December 31, 2011.

NOTE 5	COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases the nursing facility from another party under a non-cancellable operating lease which expires in August 2018, and is guaranteed by one of the members of the Company. The Company has two five-year renewal option terms to extend this operating lease.

Minimum future payments under the terms of the non-cancellable operating leases for the five years subsequent to December 31, 2011 and thereafter are as follows:

Year	Amount
2012	$986,052
2013	986,052
2014	986,052
2015	986,052
2016	986,052
Thereafter	1,643,420
Total	$6,573,680

Total lease expense for the year ended December 31, 2011 was $986,052. The Company is also responsible for certain operating expenses including, but not limited to, real estate taxes, utilities, and maintenance of the properties.

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MASON FRIENDSWOOD OP, LLC

DBA: FRIENDSHIP HAVEN HEALTHCARE AND REHABILITATION CENTER NOTES

TO FINANCIAL STATEMENTS

DECEMBER 31, 2011

NOTE 5	COMMITMENTS AND CONTINGENCIES (CONTINUED)

Litigation

During the ordinary course of business, the Company is involved in various lawsuits, claims and assessments. Management is unable to predict the outcome of these matters, but is confident, based upon current available facts and advice of legal counsel, that the ultimate resolution of such matters will not have a material adverse effect on the financial statements of the Company. Although management cannot predict the outcome of these matters, management believes these claims to be without merit and it intends to vigorously defend the Company.

Professional Liability Claims

The Company’s professional liability insurance is a claims made policy. Should this policy lapse and not be replaced with equivalent coverage, claims based upon occurrence during its terms but reported subsequent thereto, would be uninsured.

Health Care industry

The health care industry is subject to numerous laws and regulations of federal, state, and local governments. These laws and regulations include, but are not necessarily limited to, matters such as licensure, accreditation, government health care program participation requirements, reimbursement for patient services, and Medicare and Medicaid fraud and abuse. Recently, government activity has increased with respect to investigations and allegations concerning possible violations of fraud and abuse statutes and regulations by health care providers. Violations of these laws and regulations could result in expulsion from government health care programs together with the imposition of significant fines and penalties, as well as significant repayments for patient services previously billed.

Collateral

The accounts receivable and cash and cash equivalents serve as collateral on the RLOC entered into by the Managed Group.

Administrative Services Agreement

The Managed Group, including the Company entered into an administrative service agreement with LaVie in September 2008, which is automatically renewed on an annual basis unless terminated by either party. Under the terms of the agreement, LaVie is to receive 1.25% of gross revenue and in exchange LaVie is to provide accounting, information technology and licensing support services.

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Cornerstone Core Properties REIT, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Statements

As of December 31, 2011 and for the Year Ended December 31, 2011

The accompanying unaudited pro forma condensed consolidated financial statements (including the notes thereto) are qualified in their entirety by reference to and should be read in conjunction with our Annual Report on Form 10-K for the year ended December 31, 2011. In management’s opinion, all adjustments necessary to reflect the acquisition of the Galveston Facility have been made.

The accompanying unaudited pro forma condensed consolidated balance sheet as of December 31, 2011 is presented as if we acquired the Galveston Facility on December 31, 2011. The Galveston Facility was acquired using debt financing. However, the pro forma adjustments assume that the proceeds from our debt financing were raised as of December 31, 2011.

The accompanying unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2011 is presented as if we acquired the Galveston Facility on January 1, 2011. The Galveston Facility was acquired using debt financing. However, the pro forma adjustments assume that the debt proceeds were raised as of January 1, 2011.

The accompanying pro forma condensed consolidated financial statements are unaudited and are subject to a number of estimates, assumptions, and other uncertainties, and do not purport to be indicative of the actual results of operations that would have occurred had the acquisition reflected therein in fact occurred on the date specified, nor do such financial statements purport to be indicative of the results of operations that may be achieved in the future.

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CORNERSTONE CORE PROPERTIES REIT, INC. AND SUBSIDIARIES

Unaudited Pro Forma Consolidated Balance Sheet

December 31, 2011

	Company Historical(a)	Acquisition of the Galveston Facility(b)		Company Pro Forma
ASSETS
Cash and cash equivalents	$17,388,000	$(4,599,000)		$12,789,000
Investments in real estate:
Land	11,733,000	—		11,733,000
Buildings and improvements, net	33,330,000	—		33,330,000
Intangible lease assets, net	83,000	—		83,000
Net real estate	45,146,000	—		45,146,000

Notes receivable, net	908,000			908,000
Deferred costs and deposits	27,000			27,000
Deferred financing costs, net	91,000	150,000	(c)	241,000
Tenant and other receivables, net	567,000			567,000
Assets held in variable interest entity:
Land	—	1,095,000		1,095,000
Buildings and improvements, net	—	11,610,000		11,610,000
Furniture and fixtures, net	—	1,263,000		1,263,000
Intangible lease assets, net	—	1,032,000		1,032,000
Total assets held in variable interest entity	—	15,000,000		15,000,000
Other assets, net	625,000	425,000	(d)	1,050,000
Assets of variable interest entity held for sale	5,372,000			5,372,000
Total assets	$70,124,000	$10,976,000		$81,100,000
LIABILITIES AND EQUITY
Notes payable	$21,070,000	$10,700,000	(f)	31,770,000
Accounts payable and accrued liabilities	785,000			785,000
Payable to related parties	20,000			20,000
Prepaid rent, security deposits and deferred revenue	460,000			460,000
Intangible lease liabilities, net	44,000			44,000
Liabilities of variable interest entity held for sale	2,119,000			2,119,000
Total liabilities	24,498,000	10,700,000		35,198,000

Common stock, $0.001 par value; 290,000,000 shares authorized; 23,028,285 and 23,074,381 shares issued and outstanding at December 31, 2011 and December 31, 2010, respectively	23,000	—		23,000
Additional paid-in capital	116,238,000	—		116,238,000
Accumulated (deficit) earnings	(68,748,000)	—		(68,748,000)

Total stockholders’ equity	47,513,000	—		47,513,000

Noncontrolling interests	(1,887,000)	276,000	(e)	(1,611,000)
Total equity	45,626,000	276,000		45,902,000
Total liabilities and equity	70,124,000	$10,976,000		$81,100,000

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CORNERSTONE CORE PROPERTIES REIT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2011, 2010 and 2009

	Company Historical(g)	Acquisition of Galveston Facility (h)		Company Pro Forma
Revenues:
Rental revenues	$3,436,000	$1,500,000		4,936,000
Tenant reimbursements and other income	868,000	—		868,000
Interest income from notes receivable	416,000	—		416,000
	4,720,000	1,500,00		6,220,000
Expenses:
Property operating and maintenance	1,635,000	—		1,635,000
General and administrative	2,834,000	—		2,834,000
Asset management fees and expenses	1,489,000	113,000	(i)	1,602,000
Real estate acquisition costs	—	222,000	(j)	222,000
Depreciation and amortization	1,839,000	592,000		2,431,000
Impairment of notes receivable	1,442,000			1,442,000
Impairment of real estate	23,644,000			23,644,000
	32,883,000	927,000		33,810,000
Operating (loss) income	(28,163,000)	574,000		(27,590,000)

Interest expense	(1,727,000)	(535,000	)(k)	(2,262,000)
(Loss) income from continuing operations	(29,890,000)	38,000		(29,852,000)

Discontinued operations:
Income before impairments and gain on sales of real estate, net	721,000	—		721,000
Impairment of real estate sold and asset held for sale	(24,930,000)	—		(24,930,000)
Gain on sales of real estate, net	46,000	—		46,000
Loss from discontinued operations	(24,163,000)			(24,163,000)

Net (loss) income	(54,053,000)	38,000		(54,015,000)
Noncontrolling interests’ share in losses (income)	1,995,000	(2,000)		1,993,000
Net loss applicable to common shares	$(52,058,000)	$36,000		$(52,022,000)
Basic and diluted (losses) earnings per common share:
Continuing operations	$(1.30)	$0.00		$(1.30)
Discontinued operations	(1.05)	—		(1.05)
Net (loss) income applicable to common shares	$(2.35)	$0.00		$(2.35)
Weighted average shares used to calculate basic and diluted (losses) earnings per common share	23,031,830	23,031,830		23,031,830

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CORNERSTONE CORE PROPERTIES REIT, INC. AND SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1. Notes to Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2011

(a) As reported in our Annual Report on Form 10-K for the year ended December 31, 2011.

(b) Amounts represent the purchase price of the assets acquired and liabilities incurred by us in connection with the acquisition of the Galveston Facility. The purchase price, plus closing costs and acquisition fees, was financed using a $10.7 million mortgage loan from General Electric Capital Corporation and cash on hand totaling approximately $4.6 million.

The purchase price allocation is preliminary and is subject to change.

In connection with the acquisition, we paid an acquisition fee totaling approximately $0.2 million, or 1.4% of the acquisition price, and a leasing fee totaling approximately $0.4 million, or 2.4% of the lease payments to be received over the term of the lease, to our advisor.

(c) Fees paid in connection with the mortgage loan from General Electric Capital Corporation. This mortgage loan is cross collateralized with the mortgage loans on three other properties that we acquired in the third quarter of 2012.

(d) Represents leasing fee totaling approximately $0.4 million, or 2.4% of the lease payments to be received over the term of the lease, paid to our advisor.

(e) Amount represents the noncontrolling interest related to Cornerstone Healthcare Real Estate Fund, LLC, an affiliate of our advisor, which contributed 5% of the equity, or approximately $0.3 million, required to acquire the Galveston Facility.

(f) The Galveston Facility was acquired with proceeds from a mortgage loan from General Electric Capital Corporation. The loan is interest only at an interest rate of 5% per annum, and has a five year term. The mortgage loan is cross collateralized with the mortgage loans on three other properties that we acquired in the third quarter of 2012.

2. Notes to Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2011

(g) As reported in our Annual Report on Form 10-K for the year ended December 31, 2011.

(h) Amounts represent the estimated operations, including pro forma adjustments, of the Galveston Facility.

(i) Represents asset management fees paid to our advisor. The annual fee is calculated as .75% of the acquisition price of the asset.

(j) Represents the acquisition fee paid to our advisor totaling approximately $0.2 million, or 1.4% of the acquisition price and other third party costs related to the acquisition.

(k) We financed the purchase of the Galveston Facility with a mortgage loan from General Electric Capital Corporation. The loan amount is $22.3 million and is cross collateralized with three other senior living properties acquired in the third quarter of 2012. The loan amount allocated to the Galveston Facility is $10.7 million. The loan is interest only at 5% for its entire five year term.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE CORE PROPERTIES REIT, INC.

Dated: November 28, 2012	By:	/s/ Timothy C. Collins
Timothy C. Collins
Chief Financial Officer

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